Exhibit 99.2

Landmark Infrastructure Partners LP

Pro Forma Consolidated Financial Statements

(Unaudited)

Set forth below are the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017 and the consolidated balance sheet as of March 31, 2020 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”), of Landmark Infrastructure Partners LP (together with its consolidated entities, the “Partnership,” “we,” “our” or “us”). The pro forma financial statements should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019, including the related financial statement notes.

On June 17, 2020, Landmark Infrastructure Inc., and GWR Partners LP LLC, consolidated subsidiaries of the Partnership, completed the sale of its interest in the joint venture that holds its European outdoor advertising portfolio for a purchase price of 95 million British Pound Sterling (£) in cash, subject to customary purchase price adjustments (the “Transaction”) and any potential contingent sales proceeds. The Partnership expects to use the net proceeds from the Transaction to repay borrowings on its revolving line of credit, terminate some existing interest rate swap agreements and for general partnership purposes.

The pro forma financial statements have been prepared as if the Transaction had occurred as of March 31, 2020, in the case of the pro forma consolidated balance sheet, and on January 1, 2017, in the case of the pro forma consolidated statements of operations for the three months ended March 31, 2020 and the years ended December 31, 2019, 2018 and 2017. The adjustments to our pro forma consolidated financial statements are based on available information and assumptions that our management considers appropriate. Our pro forma financial statements are presented for illustrative purposes only and do not purport to (1) represent our financial position that would have actually occurred had the Transaction occurred on March 31, 2020, (2) represent the results of our operations that would have actually occurred had the Transaction occurred on January 1, 2017 and (3) project our financial position or results of operations as of any future date or for any future period, as applicable.

The Partnership’s unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X, using the assumptions set forth in the notes to the unaudited pro forma consolidated financial statements. The Partnership’s unaudited pro forma consolidated financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, or operating efficiencies.

Landmark Infrastructure Partners LP

Pro Forma Consolidated Balance Sheet

As of March 31, 2020

(in thousands except unit data, unaudited)

	Landmark	Transaction		Other		Landmark
	Infrastructure	Pro Forma		Pro Forma		Infrastructure
	Partners LP	Adjustments		Adjustments		Partners LP
	(A)	(B)		(C)		Pro Forma
Assets
Land	$139,102	$(32,206)		$—		$106,896
Real property interests	548,671	(33,177)		—		515,494
Construction in progress	63,699	(20,884)		—		42,815
Total land and real property interests	751,472	(86,267)		—		665,205
Accumulated depreciation and amortization of real property interests	(53,212)	1,205		—		(52,007)
Land and net real property interests	698,260	(85,062)		—		613,198
Investments in receivables, net	8,417	(2,917)		—		5,500
Investment in unconsolidated joint venture	61,533	—		—		61,533
Cash and cash equivalents	14,022	112,247	(D)	(112,670)	(E)(F)	13,599
Restricted cash	4,680	—		—		4,680
Rent receivables	5,395	(1,769)		—		3,626
Due from Landmark and affiliates	1,611	—		—		1,611
Deferred loan costs, net	4,278	—		—		4,278
Deferred rent receivable	5,860	(4,346)		—		1,514
Other intangible assets, net	23,108	(1,871)		—		21,237
Assets held for sale (AHFS)	395	(395)		—		—
Right-of-use asset, net	10,828	(4,395)		—		6,433
Other assets	15,767	(5,823)		—		9,944
Total assets	$854,154	$5,669		$(112,670)		$747,153
Liabilities and equity
Revolving credit facility	$177,625	$—		$(110,125)	(E)	$67,500
Secured notes, net	279,652	—		—		279,652
Accounts payable and accrued liabilities	9,253	(4,817)		—		4,436
Other intangible liabilities, net	7,221	(19)		—		7,202
Operating lease liability	9,883	(3,266)		—		6,617
Finance lease liability	849	(849)		—		—
Prepaid rent	6,737	(302)		—		6,435
Derivative liabilities	10,223	—		(2,545)	(F)	7,678
Total liabilities	501,443	(9,253)		(112,670)		379,520
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,988,700 units issued and outstanding at March 31, 2020 and December 31, 2019, respectively	47,763	—		—		47,763
Total partners' equity	304,747	14,922	(G)	—		319,669
Noncontrolling interests	201	—		—		201
Total equity	304,948	14,922		—		319,870
Total liabilities, mezzanine equity and equity	$854,154	$5,669		$(112,670)		$747,153

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2020

(in thousands except per unit data, unaudited)

	Landmark	Transaction		Other		Landmark
	Infrastructure	Pro Forma		Pro Forma		Infrastructure
	Partners LP	Adjustments		Adjustments		Partners LP
	(AA)	(BB)		(CC)		Pro Forma
Revenue
Rental revenue	$15,678	$(1,859)	(DD)	$—		$13,819
Expenses
Property operating	731	(222)	(EE)	—		509
General and administrative	1,612	(138)	(EE)	—		1,474
Acquisition-related	315	(311)	(EE)	—		4
Depreciation and amortization	3,892	(290)	(EE)	—		3,602
Impairments	82	—		—		82
Total expenses	6,632	(961)		—		5,671
Other income and expenses
Interest and other income	232	(58)	(EE)	—		174
Interest expense	(4,701)	10	(EE)	659	(FF)	(4,032)
Loss on early extinguishment of debt	(2,231)	—		—		(2,231)
Unrealized loss on derivatives	(7,291)	—		1,088	(GG)	(6,203)
Equity income from unconsolidated joint venture	150	—		—		150
Foreign currency transaction gain	3,363	—		(3,363)	(GG)	—
Total other income and expenses	(10,478)	(48)		(1,616)		(12,142)
Loss before income tax benefit	(1,432)	(946)		(1,616)		(3,994)
Income tax benefit	(60)	(186)	(EE)	—		(246)
Net loss	(1,372)	(760)		(1,616)		(3,748)
Less: Net income attributable to noncontrolling interest	8	—		—		8
Net loss attributable to limited partners	(1,380)	(760)		(1,616)		(3,756)
Less: Distributions declared to preferred unitholders	(3,060)	—		—		(3,060)
Less: Accretion of Series C preferred units	(97)	—		—		(97)
Net loss attributable to common unitholders	$(4,537)	$(760)		$(1,616)		$(6,913)
Net loss per common unit
Common units – basic	$(0.18)					$(0.27)
Common units – diluted	$(0.18)					$(0.27)
Weighted average common units outstanding
Common units – basic	25,461					25,461
Common units – diluted	25,461					25,461

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2019

(in thousands except per unit data, unaudited)

	Landmark	Transaction		Other		Landmark
	Infrastructure	Pro Forma		Pro Forma		Infrastructure
	Partners LP	Adjustments		Adjustments		Partners LP
	(AA)	(BB)		(CC)		Pro Forma
Revenue
Rental revenue	$59,340	$(5,639)	(DD)	$—		$53,701
Expenses
Property operating	1,983	(549)	(EE)	—		1,434
General and administrative	5,567	(288)	(EE)	—		5,279
Acquisition-related	1,163	(555)	(EE)	—		608
Amortization	14,235	(788)	(EE)	—		13,447
Impairments	2,288	—		—		2,288
Total expenses	25,236	(2,180)		—		23,056
Other income and expenses
Interest and other income	832	(235)	(EE)	—		597
Interest expense	(18,170)	7	(EE)	2,667	(FF)	(15,496)
Unrealized loss on derivatives	(7,327)	—		1,261	(GG)	(6,066)
Equity income from unconsolidated joint venture	398	—		—		398
Gain on sale of real property interests	17,985	—		—		17,985
Foreign currency transaction loss	(2,433)	—		2,433	(GG)	—
Total other income and expenses	(8,715)	(228)		6,361		(2,582)
Income before income tax expense	25,389	(3,687)		6,361		28,063
Income tax expense	3,783	(506)	(EE)	—		3,277
Net income	21,606	(3,181)		6,361		24,786
Less: Net income attributable to noncontrolling interest	31	—		—		31
Net income attributable to limited partners	21,575	(3,181)		6,361		24,755
Less: Distributions declared to preferred unitholders	(11,883)	—		—		(11,883)
Less: General partner's incentive distribution rights	(788)	—		—		(788)
Less: Accretion of Series C preferred units	(641)	—		—		(641)
Net income attributable to common unitholders	$8,263	$(3,181)		$6,361		$11,443
Net income per common unit
Common units – basic	$0.33					$0.45
Common units – diluted	$0.33					$0.45
Weighted average common units outstanding
Common units – basic	25,343					25,343
Common units – diluted	25,343					25,343

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2018

(in thousands except per unit data, unaudited)

	Landmark	Transaction		Landmark
	Infrastructure	Pro Forma		Infrastructure
	Partners LP	Adjustments		Partners LP
	(AA)	(BB)		Pro Forma
Revenue
Rental revenue	$64,765	$(3,356)	(DD)	$61,409
Expenses
Property operating	1,147	(285)	(EE)	862
General and administrative	4,731	(127)	(EE)	4,604
Acquisition-related	3,287	(2,710)	(EE)	577
Amortization	16,152	(380)	(EE)	15,772
Impairments	1,559	—		1,559
Total expenses	26,876	(3,502)		23,374
Other income and expenses
Interest and other income	1,642	(251)	(EE)	1,391
Interest expense	(24,273)	—		(24,273)
Loss on early extinguishment of debt	(157)	—		(157)
Unrealized gain on derivatives	1,010	—		1,010
Equity income from unconsolidated joint venture	59	—		59
Gain on sale of real property interests	99,884	—		99,884
Foreign currency transaction loss	(6)	—		(6)
Total other income and expenses	78,159	(251)		77,908
Income before income tax expense	116,048	(105)		115,943
Income tax expense	227	89	(EE)	316
Net income	115,821	(194)		115,627
Less: Net income attributable to noncontrolling interest	27	—		27
Net income attributable to limited partners	115,794	(194)		115,600
Less: Distributions declared to preferred unitholders	(10,630)	—		(10,630)
Less: General partner's incentive distribution rights	(784)	—		(784)
Net income attributable to common and subordinated unitholders	$104,380	$(194)		$104,186
Net income (loss) per common and subordinated unit from
Common units – basic	$4.25			$4.24
Common units – diluted	$3.97			$3.96
Subordinated units – basic and diluted	$(0.78)			$(0.82)
Weighted average common and subordinated units outstanding
Common units – basic	24,626			24,626
Common units – diluted	26,967			26,967
Subordinated units – basic and diluted	387			387

Landmark Infrastructure Partners LP

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2017

(in thousands except per unit data, unaudited)

	Landmark	Transaction		Landmark
	Infrastructure	Pro Forma		Infrastructure
	Partners LP	Adjustments		Partners LP
	(AA)	(BB)		Pro Forma
Revenue
Rental revenue	$52,625	$(814)	(DD)	$51,811
Expenses
Property operating	394	(107)	(EE)	287
General and administrative	5,286	(65)	(EE)	5,221
Acquisition-related	1,287	(27)	(EE)	1,260
Amortization	13,537	(32)	(EE)	13,505
Impairments	848	—		848
Total expenses	21,352	(231)		21,121
Other income and expenses
Interest and other income	1,587	(144)	(EE)	1,443
Interest expense	(18,399)	—		(18,399)
Unrealized gain on derivatives	1,675	—		1,675
Loss on sale of real property interests	(5)	—		(5)
Total other income and expenses	(15,142)	(144)		(15,286)
Income before income tax expense	16,131	(727)		15,404
Income tax benefit	(3,145)	(28)	(EE)	(3,173)
Net income	19,276	(699)		18,577
Less: Net income attributable to noncontrolling interest	19	—		19
Net income attributable to limited partners	19,257	(699)		18,558
Less: Distributions declared to preferred unitholders	(6,673)	—		(6,673)
Less: General partner's incentive distribution rights	(488)	—		(488)
Net income attributable to common and subordinated unitholders	$12,096	$(699)		$11,397
Net income per common and subordinated unit
Common units – basic	$0.54			$0.50
Common units – diluted	$0.53			$0.50
Subordinated units – basic and diluted	$0.50			$0.46
Weighted average common and subordinated units outstanding
Common units – basic	19,701			19,701
Common units – diluted	22,836			22,836
Subordinated units – basic and diluted	3,135			3,135

Landmark Infrastructure Partners LP

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(A)	Reflects the historical consolidated balance sheet of Landmark Infrastructure Partners LP as of March 31, 2020 as filed with the SEC on Form 10-Q for the quarter ended March 31, 2020.
(B)

Reflects the elimination of assets and liabilities included in the Partnership’s historical consolidated balance sheet that are associated with the portfolio of assets sold in connection with the Transaction.

(C)	The other pro forma adjustments reflect autonomous adjustments consequential to the Transaction, which was completed on June 17, 2020.
(D)	Includes cash proceeds received at the closing of the Transaction.
(E)	Reflects cash proceeds from the Transaction expected to be used to pay down the Partnership’s revolving credit facility.
(F)	Reflects cash proceeds expected to be used to terminate an existing interest rate swap agreement denominated in British Pound Sterling that is consequential to the Transaction.
(G)

Reflects the impact to partner’s equity of approximately $15 million related to the portfolio of assets sold in connection with the Transaction and autonomous adjustments consequential to the Transaction as of June 17, 2020. The estimated gain has not been reflected in the pro forma consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustments have been made to the sale proceeds to give effect to any potential post-closing adjustments and any potential contingent sales proceeds under the terms of the sale and purchase agreement.

(AA)	Reflects the historical consolidated statements of operations of Landmark Infrastructure Partners LP for the three months ended March 31, 2020 and for the years ended December 31, 2019, 2018 and 2017.
(BB)

Reflects the pro forma adjustments for the portfolio of assets sold in connection with the Transaction for the three months ended March 31, 2020 and for the years ended December 31, 2019, 2018 and 2017 as if the Transaction occurred on January 1, 2017.

(CC)

The other pro forma adjustments reflect autonomous adjustments consequential to the Transaction for the three months ended March 31, 2020 and for the year ended December 31, 2019 as if the Transaction occurred on January 1, 2019.

(DD)	Reflects the elimination of revenue associated with the portfolio of assets sold.
(EE)

Reflects the elimination of the historical activity associated with the portfolio of assets sold in connection with the Transaction included in the Partnership’s consolidated statements of operations for the three months ended March 31, 2020 and for the years ended December 31, 2019, 2018 and 2017.

(FF)	Reflects the reduction in interest expense due to the expected pay down of the Partnership’s revolving credit facility.
(GG)

Reflects the elimination of the unrealized gain (loss) on derivatives and the foreign currency transaction gain (loss) as a result of the expected termination the Partnership’s interest rate swap denominated in British pound sterling and the expected pay down of borrowings denominated in British pound sterling.